Exhibit 10.18

State of Washington
Radioactive Materials License
Page 1 of 11 Pages

Pursuant to the Nuclear Energy and Radiation Control Act, RCW 70.98, and the Radiation Control Regulations, chapters 246-220 through 246-255 WAC, and in reliance on statements and representations heretofore made by the licensee designated below, a license is hereby issued authorizing such licensee to transfer, receive, possess and use the radioactive material(s) designated below, and to use such radioactive materials for the purpose(s) and at the place(s) designated below. This license is subject to all applicable rules and regulations promulgated by the State of Washington Department of Health.

1. Licensee Name: ISORAY	3. License Number: WN-L0213-1 AMENDMENT NO. 5 (AMENDMENT IN ENTIRETY)
2. Address: 350 Hills Street Suite 106 Richland Washington 99354
Expiration Date:

31 July 2009
__________________________________
5. Reference Number(s):

04-04-66; 04-07-27; 04-07-39; 04-08-37; 04-08-62; 05-02-44; 05-04-42; 05-04-45; 05-05-42; 05-05-33; 05-05-55; 05-05-62; 05-05-63; 05-07-01; 05-07-15; 05-05-55; 05-08-73; 05-09-46; 05-09-47; 05-09-56; 05-10-01.

Fee Code 5, Large Manufacturer

6. Radioactive Material (element and mass number).	7. Chemical and/or Physical Form.	8. Maximum quantity licensee may possess at any one time.

A. Cesium 131.	A. Any.	A. 740 gigabecquerels (20 curies)
Annual Possession Quantity not to exceed 37.37 terabecquerels (1010.12 curies).*

B. Radioactive material, atomic numbers 3 to 83, inclusive.	B. Any.	B. Total activity of material not to exceed 740 megabecquerels (20 millicuries).
Total Annual Possession Quantity not to exceed 2.05 gigabecquerels (55.4 millicuries).*

C. Barium 131.	C. Liquid and/or solid.	C. 2.22 terabecquerels (60 curies).
Annual Possession Quantity not to exceed 37 terabecquerels (1000 curies).*

State of Washington
Radioactive Materials License
Page 2 of 11 Pages
License Number: WN-L0213-1
Amendment No. 5

D. Barium 133.	D. Liquid and/or solid.	D. 185 gigabecquerels (5 curies).
Annual Possession Quantity not to exceed 185 gigabecquerels (5 curies).*

E. Barium 133m.	E. Liquid and/or solid.	E. 37 gigabecquerels (1 curie).
Annual Possession Quantity not to exceed 1.85 terabecquerels (50 curies).*

F. Barium 135m.	F. Liquid and/or solid.	F. 185 gigabecquerels (5 curies).
Annual Possession Quantity not to exceed 9.25 terabecquerels (250 curies).*

G. Barium 140.	G. Liquid and/or solid.	G. 185 megabecquerels (5 millicuries).
Annual Possession Quantity not to exceed 7.4 gigabecquerels (200 millicuries).*

H. Cesium 132.	H. Any.	H. 740 megabecquerels (20 millicuries).
Annual Possession Quantity not to exceed 37.37 gigabecquerels (1.01 curies).*

State of Washington
Radioactive Materials License
Page 3 of 11 Pages
License Number: WN-L0213-1
Amendment No. 5

I. Lanthanum-140.	I. Liquid and/or solid.	I. 7.4 gigabecquerels (200 millicuries).
Annual Possession Quantity not to exceed 462.5 gigabecquerels (12.5 curies).*

J. Cesium 131.	J. Sealed Source: Sealed source & Device Registry WA-1220-S-101-S.	J. No single source to exceed 2.41 gigabecquerels (65 millicuries). **

K. Radioactive material, atomic numbers 3 to 83, inclusive.	K. Sealed source (manufactured or distributed under a specific license issued by a Licensing State or an Agreement State).	K. No single source to exceed 11.1 megabecquerels (300 microcuries). Total activity shall not exceed 185 megabecquerels (5 millicuries).

L. Cobalt 57.	L. Sealed source (manufactured or distributed under a specific license issued by a Licensing State or an Agreement State).	L. No single source to exceed 222 megabecquerels (6 millicuries); Total activity shall not exceed 1.11 gigabecquerels (30 millicuries).

M. Cesium 137	M. Sealed source (J.L. Shepherd model 6810)	M. 1.48 gigabecquerels (40 millicuries)

* Annual Possession Quantity as defined in WAC 246-247-030(5).
** In addition to the possession limits in Item 8, the licensee shall further restrict the possession of licensed material to quantities below the minimum limit specified in WAC 246-235-077, Special Requirements for Emergency Planning.

State of Washington
Radioactive Materials License
Page 4 of 11 Pages
License Number: WN-L0213-1
Amendment No. 5

CONDITIONS
9.	Authorized Use.

A-J.	Research and development; processing and processing byproducts, manufacturing and distribution of sealed sources; storage and waste.

B.	Residual contaminants of the elution process and leak test samples.

K - M.	To be used for quality assurance and calibration of radiation detection instrumentation and/or dose calibrators.

10.	A.
Subitems A, B and J ONLY of License Items 6, 7 and 8, shall be stored and/or used at the Radiochemical Processing Laboratory, Building 325 in the Hanford Site 300 area, Redwood Street, Richland, Washington.

B.	Subitems A - M of License Items 6, 7 and 8 shall be stored and/or used in Building 13, Bay-3, of the Pacific EcoSystems (PECOS) facility, 2025 Battelle Boulevard, Richland, Washington 99354.

11.
The licensee shall comply with the provisions of chapter 246-220 WAC "Radiation Protection - General Provisions"; chapter 246-221 WAC "Radiation Protection Standards"; chapter 246-222 WAC "Radiation Protection - Worker Rights"; chapter 246-231 WAC “Packaging and Transportation of Radioactive Material”; chapter 246-232 WAC "Radioactive Material -Licensing Applicability"; chapter 246-235 WAC "Radioactive Materials - Specified Licenses"; chapter 246-247 WAC "Radiation Protection - Air Emissions"; and chapter 246-249 WAC "Radioactive Waste - Use of the Commercial Disposal Site".

12.	The Radiation Safety Officer for this program shall be Garrett N. Brown, Ph.D.

13.	Radioactive material, as described in Subitems below, shall be used by, or under the supervision of:

A. Garrett N. Grown, Ph.D.	Subitems A - M of Items 6, 7, and 8.

B. David J. Swanberg, P.E.	Subitems A - J of Items 6, 7, and 8.

C. Lemuel Matthews	Subitems A - M of Items 6, 7, and 8.

D. Dale E. Boyce	Subitems A - M of Items 6, 7, and 8.

E. Matthew J. Bales	Subitems A - L of Items 6, 7, and 8.

State of Washington
Radioactive Materials License
Page 5 of 11 Pages
License Number: WN-L0213-1
Amendment No. 5

14.	The licensee is authorized to transport and/or ship licensed material only in accordance with the provisions of chapter 246-231 WAC, “Packaging and Transportation of Radioactive Material”.

15.	The licensee shall conduct a bioassay program in accordance with the criteria set forth in WAC 246-221-040 and WAC 246-221-100.

16.	Personnel dosimetry for external exposure:

A.	Extremity monitoring (finger rings) shall be provided to individuals work with:

1.	Any radioactive materials inside hot cells or glove boxes, or

2.	Greater than 37 megabecquerels (1 millicurie) at a time or 370 megabecquerels (10 millicuries) per month of high-energy beta or gamma emitters such as Phosphorus-32, or Iodine-131.
B.
Whole body dosimeters shall be provided to individuals working with more than 370 megabecquerels (10 millicuries) per month of high-energy beta emitters or more than 37 megabecquerels (1 millicurie) per month of gamma emitters with energies greater than 200 keV.

C.
Whole body dosimeters shall be provided to declared pregnant workers working with more than 370 megabecquerels (10 millicuries) per month of high-energy beta emitters or more than 3.7 megabecquerels (0.1 millicurie) per month of gamma emitters with energies greater than 200 keV.

17.	The licensee's emergency procedures shall conform to procedures outlined in the Washington State Radiation Emergency Handbook revised November 1991, or subsequent revisions.

18.	A.	1.
Each sealed source, except for subitem 6.J, containing licensed material shall be tested for leakage and/or contamination at intervals not to exceed six months. In the absence of a certificate from a transferor indicating that a test has been made within six months prior to transfer, a sealed source received from another person shall not be put into use until tested.

2.
Notwithstanding the periodic leak test required by this condition, any licensed sealed source is exempt from such leak tests when the source contains 3.7 megabecquerels (100 microcuries) or less of beta and/or gamma emitting material or 370 kilobecquerels (10 microcuries) or less of alpha emitting material.

State of Washington
Radioactive Materials License
Page 6 of 11 Pages
License Number: WN-L0213-1
Amendment No. 5

18.	A.	3.
Notwithstanding the periodic leak test required by this Condition, any licensed sealed source is exempt from such leak tests when the source is in permanent storage. In lieu of leak tests, the storage area shall be surveyed every six months and the sources shall be leak tested prior to any handling or removal from storage.

B.
The test shall be capable of detecting the presence of 185 becquerels (0.005 microcurie) of radioactive material on the test sample. The test sample shall be taken from the sealed source or from the surfaces of the device in which the sealed source is permanently mounted or stored on which one might expect contamination to accumulate. Records of leak test results shall be kept in units of becquerels (or microcuries) and maintained for inspection by the department.

C.
If the test reveals the presence of 185 becquerels (0.005 microcurie) or more of removable contamination, the licensee shall immediately withdraw the sealed source from use and shall cause it to be decontaminated and repaired or to be disposed in accordance with department regulations. A report shall be filed within five (5) days of the test with the department describing the equipment involved, the test results, and the corrective action taken.

D.
The licensee is authorized to perform leak test sampling in accordance with their Radioactive Materials License Application. The analysis shall be performed by persons specifically authorized by the department, the U.S. Nuclear Regulatory Commission, an Agreement State, or a Licensing State to perform such services. Alternatively, leak test samples may be collected and/or analyzed by other persons specifically authorized by the department, the U.S. Nuclear Regulatory Commission, an Agreement State, or a Licensing State to perform such services. Licensing State Authorization applies to naturally occurring and accelerator produced radioactive material (NARM) only.

19.	The licensee shall maintain security and control of all radioactive materials received and possessed under the license.

A.
The licensee shall conduct a physical inventory every six months to account for all sealed sources received and possessed under the license. The inventory shall include activities, radionuclides, source descriptions, serial numbers, locations, name of the person conducting the inventory, and the date of the inventory.

B.
The licensee shall maintain a documented running inventory of all unsealed radioactive materials received, possessed, used, transferred and disposed of under the license. The records shall include, radionuclides, activities, and disposition. Records shall be maintained for inspection by the department.

State of Washington
Radioactive Materials License
Page 7 of 11 Pages
License Number: WN-L0213-1
Amendment No. 5

20.
All hoods used for storage, use and/or control of radioactive material shall have a flow rate that meets the manufacturer’s specifications, with the hood sash at the specified working height. Hood flow rates shall be annually checked and adjusted as necessary . A record of the annual flow-rate check shall be maintained for inspection by the department.

21.
Operations involving License Conditions 9.A - 9.J, at the use location in Building 13, Bay-3, of the Pacific EcoSystems (PEcoS) facility, 2025 Battelle Boulevard, Richland, Washington 99354 shall be conducted in accordance with of RP-110, “Radiological Environmental Monitoring Plan” dated 1 October 2005, approved by the Department of Health.

22.
Surveys for contamination at the use location in Building 13, Bay-3, of the Pacific EcoSystems (PEcoS) facility, 2025 Battelle Boulevard, Richland, Washington 99354 shall be performed and recorded in accordance with procedure RP-402, “Radiological Survey of Work Areas and Equipment” dated 1 July 2005 and RP-110, “Radiological Environmental Monitoring Plan”, dated 1 October 2005.

23.
Full and current copies of the facility’s Emergency and Standard Operating Procedures shall be maintained onsite. The licensee may make minor changes to the Emergency and Standard Operating Procedures that do not affect or compromise radiation safety, or cause a potential or actual increase in exposure to workers or the public.

24.
Survey instruments and instruments used for the required environmental monitoring plan shall be calibrated annually by persons specifically authorized by the department, the U.S. Nuclear Regulatory Commission, or an Agreement State to perform such services.

25.	The licensee shall comply with the conditions outlined in Attachment One - Radioactive Air Emissions.

26.
In the event the licensee chooses to terminate their Radioactive Materials License, or vacate authorized use locations the licensee shall follow the applicable requirements listed in chapter 246-221 WAC; chapter 246-232 WAC and/or chapter 246-246 WAC.

27.
All individuals working directly with radioactive materials or frequenting radioactive materials use areas shall receive training commensurate with their duties and responsibilities before beginning work or frequenting the area and at least annually thereafter. At a minimum training shall include; health protection considerations for individuals and potential offspring;  procedures to minimize exposure; purposes and functions of protective devices; company radioactive material work procedures; applicable state Regulations (Title 246 WAC) and the conditions of this license. Documentation indicating who was trained, subjects and dates shall be maintained for inspection by the department.

State of Washington
Radioactive Materials License
Page 8 of 11 Pages
License Number: WN-L0213-1
Amendment No. 5

28.
The licensee is authorized to hold radioactive material with a physical half-life of less than 100 days for decay-in-storage before disposal in ordinary trash provided the following conditions are met: 1) Radioactive waste shall be held for a minimum of 10 half-lives; 2) Before disposal as ordinary trash radioactive waste must be surveyed with an appropriate survey meter, without any shielding on the meter or package, to determine that it is not distinguishable from background and all radiation labels are removed or obliterated; 3) A record of each disposal shall be made. Records shall include: date material (container) was put into storage, radionuclides disposed, date of disposal, survey instrument used, measured count rate (in counts per minute) on the surface of each waste container, background (in counts per minute) radiation level and name of individual performing survey.

29.
The licensee shall distribute only sealed sources and/or devices for which a Sealed Source and Device Registry Certificate has been issued by the Washington Department of Health, the U. S. Nuclear Regulatory Commission, or other Agreement/Licensing State. Sealed sources and/or devices distributed must adhere to the design specifications described in the Sealed Sources and Device Registry Certificate. Any changes in the design or specifications of these sealed sources and/or devices require the manufacturer to apply for and receive an amendment to the Sealed Source and Device Registry Certificate prior to distribution.

30.	A.
Each sealed source fabricated by the licensee shall be inspected and tested for construction defects, leakage, and /or contamination prior to use or transfer as a sealed source. If the inspection or test reveals any construction defects or the presence of 185 becquerels (0.005 microcurie) or more of removable contamination, the licensee shall immediately withdraw the sealed source from use and shall cause it to be decontaminated, repaired and re-tested, or disposed in accordance with department regulations.

B.	Records of leak test results shall be kept in units of becquerels (or microcuries) and maintained for inspection by the department.

C.	The following events require the licensee to file a written report with the department within five (5) days, describing the deviation, failure, or leakage, and the corrective action taken:
1.	A significant deviation from or failure of the quality control/assurance program such that product failure occurs during shipping or use in a patient.

2.	Product structural design defects resulting in or causing product failure.

3.	The presence of 185 becquerels (0.005 microcurie) or more of removable contamination) is discovered by a user of the product.

State of Washington
Radioactive Materials License
Page 9 of 11 Pages
License Number: WN-L0213-1
Amendment No. 5

30.	D.
The licensee shall provide a certificate of origin for the recipient showing the sealed source leak test results, in units of becquerels or microcuries, for each lot of sources transferred. The document shall certify that less than 185 becquerels or 0.005 microcurie or more of removable contamination is present.

E.
The licensee is authorized to collect and analyze leak test samples, for their own sources (not as a commercial service), in accordance with procedures described in their Radioactive Materials License Application. Alternatively, leak test samples may be collected and/or analyzed by other persons specifically authorized by the department, the U.S. Nuclear Regulatory Commission, an Agreement State, or a Licensing State to perform such services. Licensing State authorization applies to naturally occurring and accelerator produced radioactive material (NARM) only.

The Radiation Safety Officer shall maintain a list of persons trained and authorized to perform the analysis of sealed source leak test samples.

31.
The licensee shall manufacture, label, and distribute sealed sources and/or devices in accordance with WAC 246-235-102, “Manufacture and Distribution of Sources or Devices Containing Radioactive Materials For Medical Use” and NUREG-1556, Volume 12, “Consolidated Guidance About Materials Licenses: Program-Specific Guidance about Possession Licenses for Manufacturing and Distribution”.

32.	Medical brachytherapy sources (i.e. seeds) shall only be distributed to users authorized under a specific radioactive materials license.

33.
The Radiation Safety Officer shall perform an annual review of the radiation safety program for adherence to the conditions of the license, Title 246 WAC and ALARA concepts. A record of this audit shall be maintained for inspection by the department.

34.	Contamination levels in hot cells and glove boxes shall be maintained ALARA.

35.
In addition to the possession limits in Item 8, the licensee shall further restrict the possession of licensed material to quantities below the minimum limit specified in WAC 246-235-075 for establishing decommissioning financial assurance,

OR,

The licensee shall maintain a decommissioning funding plan in accordance with WAC 246-235-075 and Nuclear Regulatory Commission NUREG 1757.

A.	The decommissioning funding plan shall be updated and resubmitted during each license renewal.

State of Washington
Radioactive Materials License
Page 10 of 11 Pages
License Number: WN-L0213-1
Amendment No. 5

35.	B.	Financial Surety to cover the decommissioning funding plan shall be maintained as required by WAC 246-235-075.

36.
The licensee shall respond in the manner, and within the time frame, specified to any and all department correspondence necessary to keep the license and related information current.

Where the licensee has submitted proposed corrective action, such action shall be fully implemented in a timely manner, unless the department has subsequently modified the licensee’s proposed corrective action.

37.
In accordance with WAC 246-249-020 “Site Use Permits”, each licensee shall possess a valid and unencumbered site use permit prior to the transfer of radioactive waste, directly to or through an authorized licensed broker, for disposal of such waste at any commercial disposal facility in the state of Washington. In addition the licensee shall comply with the permit requirements of the Washington Department of Ecology.

The Licensee shall retain the valid and unencumbered site use permit until provided documentation, from the disposal facility or broker, that the radioactive waste has been accepted by the disposal facility. The licensee shall retain the records of disposal for inspection by the Department.

38.
Except as specifically provided by this license, the licensee shall possess and use radioactive material described in Items 6, 7, and 8 of this license in accordance with statements, representations and procedures contained in the documents listed below. The department's "Rules and Regulations for Radiation Protection" shall govern the licensee's statements in applications or letters, unless the statements are more restrictive than the regulations.

A.	Application and attachments dated 9 April 2004.

B.	Letter with attachments dated 13 July 2004; RE: Initial application and Building Emergency Procedure, Radiochemical Processing Laboratory (RPL) Building.

C.	Email dated 19 July 2004; RE: clarification of isotope limits.

D.	Sealed source and device registration WA-1220-S-101-S.

E.	Letter dated 15 February 2005 and attachments; RE: Procedure updates.

State of Washington
Radioactive Materials License
Page 11 of 11 Pages
License Number: WN-L0213-1
Amendment No. 5

38.	F.
Letter dated 14 April 2005 and attachments; RE: Copy of Benton County NOC, Application for Installation of an Air Pollution Source regarding WSB-3; Letter dated 15 February 2005 (received 19 April 2005) and attachments; RE: New facility proposal; Attachment L 18 April 2005 and; RE: air emissions questionnaire; Letter dated 11 May 2005 and attachments; RE: NOC air license application for WSB-3; Letter dated 11 May 2005; RE: Request to add new facility; Memorandum of Understanding dated 24 May 2005; RE: signed by PECOS and IsoRay; and Letter dated 25 May 2005; RE: Authorization from PECOS to occupy building and construct.

G.
Email dated 20 April 2005; RE: distances to various members of the public; letter and attachments dated 11 May 2005; RE: Notice of Construction for Air Emissions Unit; letter and attachments dated 28 June 2005.

H.	Letter dated 28 June 05 and attachments on CD-R; RE: Updated Application for new facility operations, new authorized user, additional isotopes; updated procedures small business certificate, etc.
I.	Letter dated 23 August 2005; RE: new sealed source for instrument calibration and QA and increase Ba 131 activity limit.

J.	RP-110, “Radiological Environmental Monitoring Plan” received 23 September 2005.

K.	Letter and Attachments dated 26 September 2005; RE: add new AUR and calibration sources.

L.	Revision of RP Procedures, 201, 202, 203, 204, 206, 207, 208, 301, 302, 303, 501, 502, 503, 504, 601, 602, 603 and various forms; received 30 September 2005.

M.	Revision of “RP 110, Radiological Environmental Monitoring Plan” and RP Procedures 100, 106, 107, 404, and 801; received 3 October 2005 and RP Procedures 108 and 901 received 6 October 2005.

FOR THE STATE OF WASHINGTON DEPARTMENT OF HEALTH

Date: 6 October 2005	By:	/s/ Anine Grumbles
Anine Grumbles
Radioactive Materials Licensing